EXHIBIT 99.1
CLAYTON WILLIAMS ENERGY, INC.

FINANCIAL GUIDANCE DISCLOSURES FOR 2010

Overview

Clayton Williams Energy, Inc. and its subsidiaries have prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast our operating results for each quarter during the year ending December 31, 2010.  These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates.  We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that we believe are reasonable.  Until our actual results of operations for these periods have been compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices; the unpredictable nature of our exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we generally do not attempt to provide guidance on:

(a)	production which may be obtained through future exploratory drilling;
(b)	dry hole and abandonment costs that may result from future exploratory drilling;
(c)
the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” superseded by topic 815-10 of the Financial Accounting Standards Board Accounting Standards Codification;

(d)	gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of financial guidance;
(e)	capital expenditures related to completion activities on exploratory wells or acquisitions of proved properties until the expenditures are estimable and likely to occur; and
(f)	revenues and expenses related to Desta Drilling, L.P., a wholly-owned subsidiary of the Company which provides contract drilling services for the Company.

Summary of Estimates

The following table sets forth actual and certain estimates being used by us to model our anticipated results of operations for each quarter during the fiscal year ending December 31, 2010.  When a single value is provided, such value represents the mid-point of the approximate range of estimates.  Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor.  See “Supplementary Information.”

	Year Ending December 31, 2010
	Actual	Actual	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(Dollars in thousands, except per unit data)
Average Daily Production:
Oil (Bbls)	8,356	8,879	9,425 to 9,625	10,000 to 10,200
Gas (Mcf)	36,978	30,846	25,000 to 29,000	24,500 to 28,500
Natural gas liquids (Bbls)	633	659	800 to 850	750 to 800
Total oil equivalents (BOE)	15,152	14,679	14,392 to 15,308	14,833 to 15,750

Differentials:
Oil (Bbls)	$(2.72)	$(3.77)	$(2.75) to $(3.25)	$(2.75) to $(3.25)
Gas (Mcf)	$0.72	$0.80	$0.05 to $0.35	$0.05 to $0.35
Natural gas liquids (Bbls)	$(32.54)	$(37.91)	$(32.00) to $(38.00)	$(32.00) to $(38.00)

Costs Variable by Production ($/BOE):
Production expenses (including
production taxes)	$15.34	$15.39	$14.75 to $15.75	$14.50 to $15.50
DD&A – Oil and gas properties	$18.03	$18.57	$18.00 to $19.00	$18.00 to $19.00

Other Revenues (Expenses):
Natural gas services:
Revenues	$503	$452	$450 to $550	$450 to $550
Operating costs	$(348)	$(306)	$(300) to $(500)	$(300) to $(500)
Exploration costs:
Abandonments and impairments	$(2,878)	$(2,891)	$(1,500) to $(3,500)	$(1,500) to $(3,500)
Seismic and other	$(1,660)	$(974)	$(250) to $(750)	$(250) to $(750)
DD&A – Other (a)	$(171)	$(170)	$(250) to $(350)	$(250) to $(350)
General and administrative (a)	$(6,166)	$(7,783)	$(6,100) to $(6,300)	$(6,000) to $(6,200)
Interest expense (a)	$(6,108)	$(6,242)	$(5,700) to $(5,900)	$(5,900) to $(6,100)
Other income (expense)	$828	$1,016	$250 to $350	$250 to $350
Gain (loss) on sales of assets, net	$286	$(1,330)	$3,000 to $3,200	-

Effective Federal and State Income
Tax Rate:
Current	0%	0%	0%	0%
Deferred	36%	35%	36%	36%

Weighted Average Shares Outstanding
(In thousands):
Basic	12,146	12,146	12,146	12,146
Diluted	12,146	12,146	12,146	12,146

(a) Excludes amounts derived from Desta Drilling, L.P.

Capital Expenditures

The following table sets forth, by area, our actual expenditures for exploration and development activities for the first half of 2010 and our planned expenditures for the year ending December 31, 2010.

	Actual	Planned
	Expenditures	Expenditures	2010
	Six Months Ended	Year Ended	Percentage
	June 30, 2010	December 31, 2010	of Total
	(In thousands)
Permian Basin	$98,800	$224,900	71%
Austin Chalk (Trend)/Eagle Ford Shale	32,100	74,200	24%
South Louisiana	5,000	8,700	3%
California	700	2,000	1%
Other	3,800	5,600	1%
	$140,400	$315,400	100%

We currently plan to spend approximately $315.4 million on exploration and development activities in fiscal 2010 compared to our prior estimate of $281.9 million.  A significant portion of the increase is attributable to our acquisition of certain leases in our Wolfberry play in Andrews County, Texas for $9.6 million, after giving effect to customary closing adjustments.  Our actual expenditures during fiscal 2010 may be substantially higher or lower than these estimates since our plans for exploration and development activities may change during the year.  Other factors, such as prevailing product prices and the availability of capital resources, could also increase or decrease the ultimate level of expenditures during fiscal 2010.

Based on these current estimates, approximately 96% of our planned expenditures for exploration and development activities for fiscal 2010 will relate to developmental prospects, as compared to approximately 60% in fiscal 2009.

Supplementary Information

Oil and Gas Production
The following table summarizes, by area, our actual and estimated daily net production for each quarter during the year ending December 31, 2010.  These estimates represent the approximate mid-point of the estimated production range.

	Daily Net Production for 2010
	Actual	Actual	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Oil (Bbls):
Permian Basin	4,909	5,390	5,884	6,272
Austin Chalk (Trend)/Eagle Ford Shale	2,595	2,835	2,946	3,197
North Louisiana	148	137	-	-
South Louisiana	627	435	641	598
Other	77	82	54	33
Total	8,356	8,879	9,525	10,100

Gas (Mcf):
Permian Basin	13,911	13,263	14,185	14,054
Austin Chalk (Trend)/Eagle Ford Shale	2,531	1,810	2,033	2,022
North Louisiana	8,718	5,747	-	391
South Louisiana	7,513	4,930	6,359	5,848
Cotton Valley Reef Complex	3,529	4,072	3,380	3,239
Other	776	1,024	1,043	946
Total	36,978	30,846	27,000	26,500

Natural Gas Liquids (Bbls):
Permian Basin	272	356	434	384
Austin Chalk (Trend)/Eagle Ford Shale	271	185	228	228
Other	90	118	163	163
Total	633	659	825	775

Accounting for Derivatives
The following summarizes information concerning our net positions in open commodity derivatives applicable to periods subsequent to June 30, 2010.  The settlement prices of commodity derivatives are based on NYMEX futures prices.

Swaps:
	Oil		Gas
	Bbls	Price	MMBtu (a)	Price
Production Period:
3rd Quarter 2010	522,000	$76.40	1,750,000	$6.80
4th Quarter 2010	480,000	$76.24	1,680,000	$6.80
2011	1,656,000	$84.38	6,420,000	$7.07
	2,658,000		9,850,000

(a) One MMBtu equals one Mcf at a Btu factor of 1,000.

In March 2009, we terminated certain fixed-priced oil swaps covering 157,000 barrels at a price of $57.35 from July 2010 through December 2010, resulting in an aggregate loss of approximately $636,000, which will be paid to the counterparty monthly as the applicable contracts are settled.

We did not designate any of the derivatives shown in the preceding table as cash flow hedges; therefore, all changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, will be recorded as other income (expense) in our statement of operations.